News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three Months and Fiscal Year Ended October 31, 2020

Boston, MA, November 24, 2020 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $1.20 for the fiscal year ended October 31, 2020, compared to $3.50 per diluted share in the fiscal year ended October 31, 2019.

The Company reported adjusted earnings per diluted share (1) of $3.29 for the fiscal year ended October 31, 2020, a decrease of 1 percent from $3.32 of adjusted earnings per diluted share in the fiscal year ended October 31, 2019.

In the fiscal year ended October 31, 2020, adjusted earnings exceeded earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $2.09 per diluted share, reflecting the reversal of $108.6 million of accelerated stock-based compensation expense and $6.3 million of other costs recognized in connection with the proposed acquisition of Eaton Vance by Morgan Stanley announced on October 8, 2020, the reversal of $122.2 million of impairment losses recognized on the Company’s investment in Hexavest Inc. (Hexavest), the reversal of $9.0 million of net excess tax benefits related to stock-based compensation awards, the add-back of $7.6 million of management fees and expenses of consolidated sponsored funds and consolidated collateralized loan obligation (CLO) entities (collectively, consolidated investment entities), and the add-back of $6.6 million of net losses of consolidated investment entities and the Company’s other seed capital investments. Earnings under U.S. GAAP exceeded adjusted earnings by $0.18 per diluted share in the fiscal year ended October 31, 2019, reflecting the reversal of $22.9 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $8.1 million of management fees and expenses of consolidated investment entities, and the reversal of $5.4 million of net excess tax benefits related to stock-based compensation awards. All adjustments are reflected net of applicable tax.

The Company reported earnings per diluted share of $(0.31) for the fourth quarter of fiscal 2020, which compares to $0.96 per diluted share in the fourth quarter of fiscal 2019 and $(0.01) per diluted share in the third quarter of fiscal 2020.

The Company reported adjusted earnings per diluted share of $0.88 for the fourth quarter of fiscal 2020, a decrease of 1 percent from $0.89 of adjusted earnings per diluted share in the fourth quarter of fiscal 2019 and an increase of 7 percent from $0.82 of adjusted earnings per diluted share in the third quarter of fiscal 2020.

(1) Adjjusted financial measures represent non-U.S GAAP financial measures. See Attachment 2 for reconciliations to the most directly comparable U.S. GAAP financial measures and other important disclosures.

In the fourth quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. GAAP by $1.19 per diluted share, reflecting the reversal of the $108.6 million of accelerated stock-based compensation expense and $6.3 million of other costs recognized in connection with the proposed acquisition of Eaton Vance by Morgan Stanley, the reversal of the $21.8 million impairment loss recognized on the Company’s investment in Hexavest, the reversal of $2.9 million of net excess tax benefits related to stock-based compensation awards, the add-back of $1.8 million of net losses of consolidated investment entities and other seed capital investments, and the add-back of $1.7 million of management fees and expenses of consolidated investment entities. Earnings under U.S. GAAP exceeded adjusted earnings by $0.07 per diluted share in the fourth quarter of fiscal 2019, reflecting the reversal of $8.7 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $2.4 million of management fees and expenses of consolidated investment entities, and the reversal of $1.5 million of net excess tax benefits related to stock-based compensation awards. In the third quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. GAAP by $0.83 per diluted share, reflecting the reversal of the $100.5 million impairment loss recognized on the Company’s investment in Hexavest, the reversal of $8.5 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $1.6 million of management fees and expenses of consolidated investment entities, and the reversal of $0.2 million of net excess tax benefits related to stock-based compensation awards. All adjustments are reflected net of applicable tax.

In the fiscal year ended October 31, 2020, the Company had consolidated net inflows of $4.7 billion, representing 1 percent internal growth in managed assets (consolidated net flows divided by beginning of period consolidated assets under management). This compares to net inflows of $23.9 billion and 5 percent internal growth in managed assets in the fiscal year ended October 31, 2019. Excluding Parametric overlay services, the Company had net inflows of $8.2 billion and 2 percent internal growth in managed assets in the fiscal year ended October 31, 2020 and net inflows of $12.9 billion and 4 percent internal growth in managed assets in the fiscal year ended October 31, 2019.

In the fourth quarter of fiscal 2020, the Company had consolidated net inflows of $5.2 billion, representing 4 percent annualized internal growth in managed assets. This compares to net inflows of $9.8 billion and 8 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2019 and net inflows of $2.7 billion and 2 percent annualized internal growth in managed assets in the third quarter of fiscal 2020. Excluding Parametric overlay services, the Company had net inflows of $4.8 billion and 5 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2020, net inflows of $2.8 billion and 3 percent annualized internal growth in managed assets in the fourth quarter of fiscal 2019, and net inflows of $1.2 billion and 1 percent annualized internal growth in managed assets in the third quarter of fiscal 2020.

The Company’s internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was 2 percent in the fiscal year ended October 31, 2020 and negligible in the fiscal year ended October 31, 2019. The Company’s annualized internal management fee revenue growth was 5 percent in the fourth quarter of fiscal 2020, 2 percent in the fourth quarter of fiscal 2019 and 2 percent in the third quarter of fiscal 2020.

Consolidated assets under management were $515.7 billion on October 31, 2020, up 4 percent from $497.4 billion of consolidated managed assets on October 31, 2019 and up 2 percent from $507.4 billion of consolidated managed assets on July 31, 2020. The year-over-year increase in consolidated assets under management reflects annual net inflows of $4.7 billion, market price appreciation of $11.3 billion and $2.3 billion of new managed assets gained in the acquisition of the business assets of WaterOak Advisors, LLC (WaterOak) on October 16, 2020. The sequential increase in consolidated assets under management in the fourth quarter of fiscal 2020 reflects quarterly net inflows of $5.2 billion, market price appreciation of $0.9 billion and the $2.3 billion of new managed assets gained in the WaterOak acquisition.

“Fiscal 2020 was one of the most eventful years in the long history of Eaton Vance, culminating in the October announcement of the proposed acquisition of Eaton Vance by Morgan Stanley,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Even while addressing the personal and business adversities of the COVID-19 pandemic, the people of Eaton Vance achieved financial, operating and investment results to support what I am confident will be one of the most successful business combinations in asset management. As part of Morgan Stanley, we look forward to building the world’s premier investment manager.”

Average consolidated assets under management were $497.8 billion in the fiscal year ended October 31, 2020, up 8 percent from $462.8 billion in the fiscal year ended October 31, 2019. Average consolidated assets under management were $516.7 billion in the fourth quarter of fiscal 2020, up 6 percent from $488.9 billion in the fourth quarter of fiscal 2019 and up 7 percent from $484.5 billion in the third quarter of fiscal 2020.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As of October 31, 2020, managed assets of the Company’s 49 percent-owned affiliate Hexavest were $5.8 billion, down 56 percent from $13.4 billion of managed assets on October 31, 2019 and down 14 percent from $6.8 billion of managed assets on July 31, 2020. Hexavest had net outflows of $6.2 billion and $1.6 billion in the fiscal years ended October 31, 2020 and 2019, respectively. Hexavest had net outflows of $0.9 billion in the fourth quarter of fiscal 2020, $0.4 billion in the fourth quarter of fiscal 2019 and $2.7 billion in the third quarter of fiscal 2020. The impairment losses recognized on the Company’s investment in Hexavest in the third and fourth quarters of fiscal 2020 reflect the net outflows experienced by Hexavest and the associated decline in Hexavest’s revenue and profits. The Company remains supportive of Hexavest’s leadership and investment approach, and has no plans to change its ownership position in Hexavest. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in our consolidated totals.

Financial Highlights

(in thousands, except per share figures)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2020	2020	2019	2020	2019
U.S. GAAP Financial Measures:
Revenue	$451,081	$420,819	$433,740	$1,730,365	$1,683,252
Expenses	$464,737	$289,598	$298,307	$1,356,125	$1,162,381
Operating income (loss)	$(13,656)	$131,221	$135,433	$374,240	$520,871
Operating margin	(3.0)%	31.2%	31.2%	21.6%	30.9%
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$(35,934)	$(1,593)	$109,206	$138,516	$400,035
Earnings (loss) per diluted share	$(0.31)	$(0.01)	$0.96	$1.20	$3.50

Adjusted Non-U.S. GAAP Financial Measures:(1)
Revenue	$452,485	$422,012	$435,646	$1,736,165	$1,688,773
Expenses	$309,344	$288,584	$297,010	$1,197,286	$1,157,006
Operating income	$143,141	$133,428	$138,636	$538,879	$531,767
Operating margin	31.6%	31.6%	31.8%	31.0%	31.5%
Net income attributable to
Eaton Vance Corp. shareholders	$101,503	$91,830	$101,325	$380,904	$379,845
Earnings per diluted share	$0.88	$0.82	$0.89	$3.29	$3.32

Weighted Average Shares Outstanding:
Basic	110,701	109,183	108,690	109,617	110,064
Diluted	115,878	111,694	113,702	115,735	114,388

(1)	See Attachment 2 for reconciliations between the U.S. GAAP and adjusted non-U.S. GAAP financial measures identified here as well as other important disclosures.

Fiscal 2020 vs. Fiscal 2019

In fiscal 2020, revenue increased 3 percent to $1.73 billion from $1.68 billion in fiscal 2019. Management fees were up 3 percent, as an 8 percent increase in average consolidated assets under management more than offset a 4 percent decrease in the Company’s consolidated average management fee rate. Performance fees were $5.1 million in fiscal 2020, versus $1.7 million in fiscal 2019. Collectively, distribution and service fee revenues were substantially unchanged from fiscal 2019.

Operating expenses increased 17 percent to $1.4 billion in fiscal 2020 from $1.2 billion in fiscal 2019, reflecting increases in compensation, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses, partially offset by a decrease in distribution expense. The increase in compensation primarily reflects $146.0 million of accelerated stock-based compensation expense recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The increase in compensation further reflects higher salaries and benefit expenses associated with increases in average headcount year-over-year and higher operating income-based bonus accruals, partially offset by lower severance expenses and lower sales-based incentive compensation. The increase in service fee expense reflects higher private fund and Class A service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by lower Class C commission amortization. The increase in fund-related expenses reflects higher sub-advisory fees paid, partially offset by a reduction in fund expenses borne by the Company. Other operating expenses increased 11 percent, primarily reflecting an increase in information technology spending and higher professional service expenses driven by increases in legal and consulting costs associated with the proposed acquisition of Eaton Vance by Morgan Stanley, partially offset by lower travel expenses and a decrease in amortization expense related to certain intangible assets that were fully amortized during the first quarter of fiscal 2020.The decline in distribution expense reflects lower Class C distribution fee payments and promotion costs, partially offset by an increase in intermediary marketing support payments.

Operating income decreased 28 percent to $374.2 million in fiscal 2020 from $520.9 million in fiscal 2019. The Company’s operating margin decreased to 21.6 percent in fiscal 2020 from 30.9 percent in fiscal 2019. As shown in Attachment 2, the Company’s operating income on an adjusted basis was up 1 percent year-over-year, and the Company’s adjusted operating margin decreased to 31.0 percent in fiscal 2020 from 31.5 percent in fiscal 2019.

Non-operating expense totaled $39.8 million in fiscal 2020 versus $38.2 million of non-operating income in fiscal 2019. The year-over-year change primarily reflects a $47.8 million decrease in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, and a $30.0 million unfavorable change in net income (expense) of consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 25.1 percent in fiscal 2020 and 24.2 percent in fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income (loss) of affiliates was $(117.2) million in fiscal 2020 and $9.1 million in fiscal 2019. Equity in net income (loss) of affiliates in fiscal 2020 includes the $122.2 million of impairment losses recognized on the Company’s investment in Hexavest as discussed above. In both fiscal 2020 and fiscal 2019, substantially all of the Company’s equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $(5.2) million in fiscal 2020 and $32.8 million in fiscal 2019. The year-over-year change reflects a decrease in income earned by consolidated sponsored funds and a decrease in net income allocated to non-controlling interest holders of the Company’s majority-owned subsidiaries due to the accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 109.6 million in fiscal 2020 and 110.1 million in fiscal 2019, primarily reflecting share repurchases in excess of new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options. On a diluted basis, the Company’s weighted average shares outstanding were 115.7 million in fiscal 2020 and 114.4 million in fiscal 2019, an increase of 1 percent. The increase in weighted average diluted shares outstanding reflects an increase in the dilutive effect of restricted stock awards due to the accelerated vesting of restricted stock awards in connection with the proposed acquisition of Eaton Vance by Morgan Stanley.

Fourth Quarter Fiscal 2020 vs. Fourth Quarter Fiscal 2019

In the fourth quarter of fiscal 2020, revenue increased 4 percent to $451.1 million from $433.7 million in the fourth quarter of fiscal 2019. Management fees were up 5 percent, as a 6 percent increase in average consolidated assets under management more than offset a 1 percent decrease in the Company’s consolidated average annualized management fee rate. Performance fees were $1.5 million in the fourth quarter of fiscal 2020, versus $0.1 million in the fourth quarter of fiscal 2019. Distribution and service fee revenues in the fourth quarter of fiscal 2020 were collectively down 1 percent from the fourth quarter of fiscal 2019, reflecting lower average managed assets in fund share classes that are subject to these fees.

Operating expenses increased 56 percent to $464.7 million in the fourth quarter of fiscal 2020 from $298.3 million in the fourth quarter of fiscal 2019, reflecting increases in compensation, service fee expense, amortization of deferred sales commissions and other operating expenses, partially offset by decreases in distribution expense and fund-related expenses. The increase in compensation primarily reflects $146.0 million of accelerated stock-based compensation expense recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The increase in compensation further reflects higher operating income-based bonus accruals and higher salaries and benefit expenses associated with increases in headcount, partially offset by lower severance expenses and lower sales-based incentive compensation. The increase in service fee expense reflects higher private fund service fee payments, partially offset by lower Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. Other operating expenses increased 21 percent, primarily reflecting higher professional service expenses driven by increases in legal and consulting costs associated with the proposed acquisition of Eaton Vance by Morgan Stanley and an increase in information technology spending, partially offset by lower travel expenses. The decline in distribution expense reflects lower Class C distribution fee payments and a decrease in up-front sales commission expense, partially offset by an increase in promotion costs and higher intermediary marketing support payments. The decrease in fund-related expenses reflects a reduction in fund expenses borne by the Company, partially offset by higher sub-advisory fees paid.

Operating income (loss) decreased to $(13.7) million in the fourth quarter of fiscal 2020 from $135.4 million in the fourth quarter of fiscal 2019, primarily reflecting the $146.0 million of stock-based compensation expense and $8.5 million of other costs recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley as described above. As shown in Attachment 2, the Company’s operating income on an adjusted basis increased 3 percent from the fourth quarter of fiscal 2019, and the Company’s adjusted operating margin decreased to 31.6 percent in the fourth quarter of fiscal 2020 from 31.8 percent in the fourth quarter of fiscal 2019.

Non-operating expense totaled $7.1 million in the fourth quarter of fiscal 2020 versus $15.6 million of non-operating income in the fourth quarter of fiscal 2019. The year-over-year change primarily reflects an $11.2 million decrease in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, and an $11.6 million unfavorable change in net income (expense) of consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income (loss) before income taxes and equity in net income of affiliates, was 36.6 percent in the fourth quarter of fiscal 2020 and 22.7 percent in the fourth quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income (loss) of affiliates was $(20.8) million and $2.2 million in the fourth quarters of fiscal 2020 and 2019, respectively. Equity in net income (loss) of affiliates in the fourth quarter of fiscal 2020 included the $21.8 million impairment loss recognized on the Company’s investment in Hexavest as discussed above. In both the fourth quarter of fiscal 2020 and the fourth quarter of fiscal 2019, substantially all of the Company’s equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $2.0 million in the fourth quarter of fiscal 2020 and $9.7 million in the fourth quarter of fiscal 2019. The year-over-year change reflects a decrease in income earned by consolidated sponsored funds and a decrease in net income allocated to non-controlling interest holders of the Company’s majority-owned subsidiaries due to the accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 110.7 million in the fourth quarter of fiscal 2020 and 108.7 million in the fourth quarter of fiscal 2019, an increase of 2 percent. The year-over-year increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options in excess of share repurchases. On a diluted basis, the Company’s weighted average shares outstanding were 115.9 million in the fourth quarter of fiscal 2020 and 113.7 million in the fourth quarter of fiscal 2019, an increase of 2 percent. The change in weighted average diluted shares outstanding further reflects an increase in the dilutive effect of restricted stock awards due to the accelerated vesting of restricted stock awards in connection with the proposed acquisition of Eaton Vance by Morgan Stanley.

Fourth Quarter Fiscal 2020 vs. Third Quarter Fiscal 2020

In the fourth quarter of fiscal 2020, revenue increased 7 percent to $451.1 million from $420.8 million in the third quarter of fiscal 2020. Management fees were up 7 percent, primarily reflecting a 7 percent increase in average consolidated assets under management and a 1 percent increase in the Company’s consolidated average annualized management fee rate. Performance fees were $1.5 million in the fourth quarter of fiscal 2020, versus $0.9 million in the third quarter of fiscal 2020. Distribution and service fee revenues in the fourth quarter of fiscal 2020 were collectively up 5 percent from the third quarter of fiscal 2020, reflecting higher average managed assets in fund share classes that are subject to these fees.

Operating expenses increased 60 percent to $464.7 million in the fourth quarter of fiscal 2020 from $289.6 million in the third quarter of fiscal 2020, primarily reflecting increases in compensation, distribution expense, service fee expense, fund-related expenses and other operating expenses. The increase in compensation primary reflects $146.0 million of accelerated stock-based compensation expense recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley. The increase in compensation further reflects higher operating income-based bonus accruals, higher salary and benefit expenses associated with increases in headcount, and higher sales-based incentive compensation. The increase in distribution expense reflects higher promotion costs, an increase in intermediary marketing support payments and an increase in up-front sales commission expense, partially offset by lower Class C distribution fee payments and a decrease in finder’s fees. The increase in service fee expense reflects higher private fund and Class A service fee payments. The increase in fund-related expenses reflects higher sub-advisory fees paid and an increase in fund expenses borne by the Company. Other operating expenses increased 16 percent, primarily reflecting higher professional service expenses driven by increases in legal and consulting costs associated with the proposed acquisition of Eaton Vance by Morgan Stanley and an increase in information technology spending, partially offset by a decrease in other corporate expenses.

Operating income (loss) decreased to $(13.7) million in the fourth quarter of fiscal 2020 from $131.2 million in the third quarter of fiscal 2020, primarily reflecting the $146.0 million of stock-based compensation expense and $8.5 million of other costs recognized in the fourth quarter of fiscal 2020 in connection with the proposed acquisition of Eaton Vance by Morgan Stanley as described above. As shown in Attachment 2, the Company’s operating income on an adjusted basis increased 7 percent from the third quarter of fiscal 2020. The Company’s adjusted operating margin was 31.6 percent in both the fourth quarter of fiscal 2020 and the third quarter of fiscal 2020.

Non-operating expense totaled $7.1 million in the fourth quarter of fiscal 2020 versus $32.3 million of non-operating income in the third quarter of fiscal 2020. The sequential change reflects a $29.7 million decrease in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, and a $9.8 million unfavorable change in net income (expense) of consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income (loss) before income taxes and equity in net income of affiliates, was 36.6 percent in the fourth quarter of fiscal 2020 and 22.6 percent in the third quarter of fiscal 2020. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net loss of affiliates was $20.8 million in the fourth quarter of fiscal 2020 and $100.2 million in the third quarter of fiscal 2020. Equity in net loss of affiliates in the fourth and third quarters of fiscal 2020 included impairment losses of $21.8 million and $100.5 million, respectively, recognized on the Company’s investment in Hexavest as discussed above. In both the fourth quarter of fiscal 2020 and the third quarter of fiscal 2020, substantially all of the Company’s equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $2.0 million in the fourth quarter of fiscal 2020 and $28.0 million in the third quarter of fiscal 2020. The sequential change primarily reflects a decrease in income earned by consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 110.7 million in the fourth quarter of fiscal 2020 and 109.2 million in the third quarter of fiscal 2020, an increase of 1 percent. The increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options in excess of share repurchases. On a diluted basis, the Company’s weighted average shares outstanding were 115.9 million in the fourth quarter of fiscal 2020 and 111.7 million in the third quarter of fiscal 2020, an increase of 4 percent. The change in weighted average diluted shares outstanding further reflects an increase in the dilutive effect of in-the-money options due to higher market prices of the Company’s shares and an increase in the dilutive effect of restricted stock awards due to the accelerated vesting of restricted stock awards in connection with the proposed acquisition of Eaton Vance by Morgan Stanley.

Taxation

The following table reconciles the U.S. statutory federal income tax rate to the Company’s effective income tax rate:

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2020	2020	2019	2020	2019
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%	21.0%	21.0%
State income tax, net of federal income
tax benefits	5.8	4.0	4.5	5.0	4.7
Net income (loss) attributable to non-
controlling and other beneficial interests	2.0	(3.6)	(1.7)	0.3	(1.2)
Other items	(6.0)	1.3	(0.1)	1.5	0.7
Net excess tax benefits from stock-based
compensation plans	13.8	(0.1)	(1.0)	(2.7)	(1.0)
Effective income tax rate	36.6%	22.6%	22.7%	25.1%	24.2%

The net loss experienced by the Company in the fourth quarter of fiscal 2020 resulted in a tax benefit being recognized during the quarter.

The Company’s income tax provision was reduced by net excess tax benefits related to stock-based compensation awards totaling $9.0 million in fiscal 2020 and $5.4 million in fiscal 2019. These net excess tax benefits totaled $2.9 million in the fourth quarter of fiscal 2020, $1.5 million in the fourth quarter of fiscal 2019 and $0.2 million in the third quarter of fiscal 2020. The Company’s income tax provision is also impacted by other items, which include non-deductible executive compensation, prior period adjustments, primarily related to the filing of tax returns, and other permanent book to tax differences. The tax rate impact of other items indicated for the fourth quarter of fiscal 2020 primarily reflects the significant decrease in pre-tax income recognized in the quarter.

As shown in Attachment 2, the Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the accelerated stock-based compensation expense and other costs related to the proposed acquisition of Eaton Vance by Morgan Stanley that was announced in the fourth quarter of fiscal 2020, remove the impairment losses recognized in the third and fourth quarters of fiscal 2020 on the Company’s investment in 49 percent-owned affiliate Hexavest, exclude gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments, add back the management fees and expenses of consolidated investment entities, and exclude the tax impact of stock-based compensation shortfalls or windfalls. On this basis, the Company’s adjusted effective tax rate was 26.5 percent and 26.1 percent for fiscal 2020 and fiscal 2019, respectively, and was 26.2 percent in the fourth quarter of fiscal 2020, 24.8 percent in the fourth quarter of fiscal 2019 and 27.1 percent in the third quarter of fiscal 2020.

Balance Sheet Information

As of October 31, 2020, the Company held cash and cash equivalents of $799.4 million and its investments included $290.2 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During fiscal 2020, the Company used $171.5 million to repurchase and retire approximately 4.2 million shares of its Non-Voting Common Stock under its repurchase authorizations prior to suspending share repurchases during the second fiscal quarter.

Proposed Acquisition of Eaton Vance by Morgan Stanley

As described above, Eaton Vance and Morgan Stanley announced on October 8, 2020 that they have entered into a definitive agreement for Morgan Stanley to acquire Eaton Vance. Under the terms of the merger agreement, Eaton Vance shareholders will receive $28.25 per share in cash and 0.5833 shares of Morgan Stanley common stock per share of Eaton Vance common stock held. The merger agreement contains an election procedure whereby each Eaton Vance shareholder may elect to receive the merger consideration all in cash or all in stock, subject to proration and adjustment. It is anticipated that the transaction proceeds received in Morgan Stanley stock will not be taxable to Eaton Vance shareholders.

The merger agreement also provides for Eaton Vance shareholders to receive, prior to the close of the transaction, a one-time special dividend of $4.25 per share of Eaton Vance common stock held. As announced on November 23, 2020, the Eaton Vance Board of Directors has declared the $4.25 per share special dividend as payable on December 18, 2020 to shareholders of record on December 4, 2020.

As previously announced, the proposed transaction is subject to customary closing conditions and expected to close in the second quarter of 2021. The Company’s management believes the proposed transaction is on track to close as scheduled.

Supplementary Materials

In lieu of a conference call, the Company has published certain supplementary materials that can be accessed via Eaton Vance’s website, eatonvance.com.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of October 31, 2020, Eaton Vance had consolidated assets under management of $515.7 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the scope and duration of the COVID-19 pandemic and its impact on the global economy or capital markets, the completion of the proposed transaction with Morgan Stanley and the anticipated terms and timing, including obtaining required regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the acquisition, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Consolidated Statements of Income
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2020	Q4 2020
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change
Revenue:
Management fees	$396,268	$369,198	$378,062	7%	5%	$1,514,388	$1,463,943	3%
Distribution and underwriter fees	18,215	18,141	21,187	-	(14)	77,056	85,612	(10)
Service fees	34,906	32,322	32,272	8	8	131,724	123,073	7
Other revenue	1,692	1,158	2,219	46	(24)	7,197	10,624	(32)
Total revenue	451,081	420,819	433,740	7	4	1,730,365	1,683,252	3
Expenses:
Compensation and related costs	315,847	156,780	160,441	101	97	793,681	626,513	27
Distribution expense	35,436	32,198	38,731	10	(9)	141,170	150,239	(6)
Service fee expense	30,542	28,266	28,287	8	8	115,211	107,762	7
Amortization of deferred sales commissions	6,400	6,329	5,831	1	10	24,986	22,593	11
Fund-related expenses	10,932	9,545	11,037	15	(1)	42,441	40,357	5
Other expenses	65,580	56,480	53,980	16	21	238,636	214,917	11
Total expenses	464,737	289,598	298,307	60	56	1,356,125	1,162,381	17
Operating income (loss)	(13,656)	131,221	135,433	NM	NM	374,240	520,871	(28)
Non-operating income (expense):
Gains and other investment income, net	3,994	33,671	15,155	(88)	(74)	3,243	51,040	(94)
Interest expense	(5,800)	(5,888)	(5,888)	(1)	(1)	(23,940)	(23,795)	1
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains and other investment income, net	10,961	14,440	24,777	(24)	(56)	36,123	70,272	(49)
Interest and other expense	(16,246)	(9,912)	(18,445)	64	(12)	(55,201)	(59,350)	(7)
Total non-operating income (expense)	(7,091)	32,311	15,599	NM	NM	(39,775)	38,167	NM

Income (loss) before income taxes and equity
in net income (loss) of affiliates	(20,747)	163,532	151,032	NM	NM	334,465	559,038	(40)
Income tax (expense) benefit	7,594	(36,899)	(34,254)	NM	NM	(83,900)	(135,252)	(38)
Equity in net income (loss) of affiliates, net of tax	(20,793)	(100,244)	2,172	(79)	NM	(117,231)	9,090	NM
Net income (loss)	(33,946)	26,389	118,950	NM	NM	133,334	432,876	(69)
Net (income) loss attributable to non-controlling
and other beneficial interests	(1,988)	(27,982)	(9,744)	(93)	(80)	5,182	(32,841)	NM
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$(35,934)	$(1,593)	$109,206	NM	NM	$138,516	$400,035	(65)

Earnings (loss) per share:
Basic	$(0.32)	$(0.01)	$1.00	NM	NM	$1.26	$3.63	(65)
Diluted	$(0.31)	$(0.01)	$0.96	NM	NM	$1.20	$3.50	(66)

Weighted average shares outstanding:
Basic	110,701	109,183	108,690	1	2	109,617	110,064	-
Diluted	115,878	111,694	113,702	4	2	115,735	114,388	1

Dividends declared per share	$0.375	$0.375	$0.375	-	-	$1.500	$1.425	5

Attachment 2

Non-U.S. GAAP Information and Reconciliations

Management believes that certain non-U.S. GAAP financial measures, specifically, adjusted operating income, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, operating income, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, impairment charges, acquisition-related items and non-recurring charges for the effect of tax law changes. The adjusted measures also exclude the impact of consolidated investment entities and other seed capital investments. Management and our Board of Directors, as well as certain of our outside investors, consider the adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Effective in the second quarter of fiscal 2020, the Company’s calculation of non-U.S. GAAP financial measures excludes the impact of consolidated investment entities and other seed capital investments. Adjustments to U.S. GAAP operating income include the add-back of management fee revenue received from consolidated investment entities that are eliminated in consolidation and the non-management expenses of consolidated sponsored funds recognized in consolidation. Adjustments to U.S. GAAP net income attributable to Eaton Vance Corp. shareholders include the after-tax impact of these adjustments to operating income and the elimination of gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments included in non-operating income (expense), as determined net of tax and non-controlling and other beneficial interests. All prior period non-U.S. GAAP financial measures have been updated to reflect this change.

Reconciliation of operating income (loss) to adjusted operating income:
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2020	Q4 2020
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change

Total revenue	$451,081	$420,819	$433,740	7%	4%	$1,730,365	$1,683,252	3%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,404	1,193	1,906	18	(26)	5,800	5,521	5

Adjusted total revenue	$452,485	$422,012	$435,646	7	4	$1,736,165	$1,688,773	3

Total expenses	$464,737	$289,598	$298,307	60%	56%	$1,356,125	$1,162,381	17%

Non-management expenses of consolidated
sponsored funds(2)	(942)	(1,014)	(1,297)	(7)	(27)	(4,388)	(5,375)	(18)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley(3)	(145,993)	-	-	NM	NM	(145,993)	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(4)	(8,458)	-	-	NM	NM	(8,458)	-	NM

Adjusted total expenses	$309,344	$288,584	$297,010	7	4	$1,197,286	$1,157,006	3

Operating income (loss)	$(13,656)	$131,221	$135,433	NM %	NM %	$374,240	$520,871	(28)%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,404	1,193	1,906	18	(26)	5,800	5,521	5

Non-management expenses of consolidated
sponsored funds(2)	942	1,014	1,297	(7)	(27)	4,388	5,375	(18)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley(3)	145,993	-	-	NM	NM	145,993	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(4)	8,458	-	-	NM	NM	8,458	-	NM

Adjusted operating income	$143,141	$133,428	$138,636	7	3	$538,879	$531,767	1
Operating margin	(3.0)%	31.2%	31.2%	NM	NM	21.6%	30.9%	(30)
Adjusted operating margin	31.6%	31.6%	31.8%	-	(1)	31.0%	31.5%	(2)

						Attachment 2 (continued)

Reconciliation of income (loss) before income taxes and equity in net income (loss) of affiliates to adjusted income before income taxes and equity in net income (loss) of affiliates and income tax expense (benefit) to adjusted income tax expense:
(in thousands, except as noted)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2020	Q4 2020
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change

Income (loss) before income taxes and equity in net
income (loss) of affiliates	$(20,747)	$163,532	$151,032	NM %	NM %	$334,465	$559,038	(40)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, pre-tax(1)	1,404	1,193	1,906	18	(26)	5,800	5,521	5

Non-management expenses of consolidated
sponsored funds, pre-tax(2)	942	1,014	1,297	(7)	(27)	4,388	5,375	(18)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley, pre-tax(3)	145,993	-	-	NM	NM	145,993	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, pre-tax(4)	8,458	-	-	NM	NM	8,458	-	NM

Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, pre-tax(5)	(3,861)	(33,419)	(12,161)	(88)	(68)	396	(39,925)	NM

Other (income) expense of consolidated CLO
entities, pre-tax(6)	5,285	(4,528)	(6,332)	NM	NM	19,078	(10,921)	NM

Adjusted income before income taxes and equity
in net income (loss) of affiliates	$137,474	$127,792	$135,742	8	1	$518,578	$519,088	-

Income tax expense (benefit)	$(7,594)	$36,899	$34,254	NM %	NM %	$83,900	$135,252	(38)%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	359	308	489	17	(27)	1,496	1,414	6

Non-management expenses of consolidated
sponsored funds(2)	241	262	333	(8)	(28)	1,132	1,375	(18)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley(3)	37,345	-	-	NM	NM	37,345	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley(4)	2,164	-	-	NM	NM	2,164	-	NM

Net gains and other investment income
related to consolidated sponsored funds and
other seed capital investments(5)	(722)	(1,789)	(1,387)	(60)	(48)	(2,620)	(5,084)	(48)

Other (income) expense of consolidated CLO
entities(6)	1,352	(1,170)	(1,626)	NM	NM	4,918	(2,786)	NM

Net excess tax benefits from stock-based
compensation plans	2,872	176	1,541	NM	86	8,968	5,404	66

Adjusted income tax expense	$36,017	$34,686	$33,604	4	7	$137,303	$135,575	1
Effective income tax rate	36.6%	22.6%	22.7%	62	61	25.1%	24.2%	4
Adjusted effective income tax rate	26.2%	27.1%	24.8%	(3)	6	26.5%	26.1%	2

						Attachment 2 (continued)

Reconciliation of net income (loss) attributable to Eaton Vance Corp. shareholders to adjusted net income attributable to Eaton Vance Corp. shareholders and earnings (loss) per diluted share to adjusted earnings per diluted share:
(in thousands, except per share figures)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2020	Q4 2020
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change

Net income (loss) attributable to Eaton Vance
Corp. shareholders	$(35,934)	$(1,593)	$109,206	NM %	NM %	$138,516	$400,035	(65)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax(1)	1,045	885	1,417	18	(26)	4,304	4,107	5

Non-management expenses of consolidated
sponsored funds, net of tax(2)	701	752	964	(7)	(27)	3,256	4,000	(19)

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley, net of tax(3)	108,648	-	-	NM	NM	108,648	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, net of tax(4)	6,294	-	-	NM	NM	6,294	-	NM

Net gains and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax(5)	(2,100)	(5,131)	(4,015)	(59)	(48)	(7,544)	(14,758)	(49)

Other (income) expense of consolidated CLO
entities, net of tax(6)	3,933	(3,357)	(4,706)	NM	NM	14,160	(8,135)	NM

Net excess tax benefit from stock-based
compensation plans	(2,872)	(176)	(1,541)	NM	86	(8,968)	(5,404)	66

Impairment loss(7)	21,788	100,450	-	(78)	NM	122,238	-	NM

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$101,503	$91,830	$101,325	11	-	$380,904	$379,845	-

Earnings (loss) per diluted share	$(0.31)	$(0.01)	$0.96	NM	NM	$1.20	$3.50	(66)

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax	0.01	0.01	0.01	-	-	0.04	0.04	-

Non-management expenses of consolidated
sponsored funds, net of tax	0.01	-	0.01	NM	-	0.03	0.03	-

Accelerated stock-based compensation expense
related to the proposed acquisition of Eaton Vance
by Morgan Stanley, net of tax	0.94	-	-	NM	NM	0.94	-	NM

Other costs related to the proposed acquisition of
Eaton Vance by Morgan Stanley, net of tax	0.05	-	-	NM	NM	0.05	-	NM

Net gains and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax	(0.02)	(0.05)	(0.04)	(60)	(50)	(0.07)	(0.13)	(46)

Other (income) expense of consolidated CLO
entities, net of tax	0.03	(0.03)	(0.04)	NM	NM	0.12	(0.07)	NM

Net excess tax benefit from stock-based
compensation plans	(0.02)	-	(0.01)	NM	100	(0.08)	(0.05)	60

Impairment loss	0.19	0.90	-	(79)	NM	1.06	-	NM

Adjusted earnings per diluted share	$0.88	$0.82	$0.89	7	(1)	$3.29	$3.32	(1)

Notes to Reconciliations:

(1)	Represents management fees eliminated upon the consolidation of sponsored funds and CLO entities.
(2)	Represents expenses of consolidated sponsored funds.
(3)	Represents stock-based compensation expense accelerated upon the approval by the Eaton Vance voting trust of the plan of merger with Morgan Stanley and associated payroll taxes.
(4)	Primarily represents legal and consulting costs related to the proposed acquisition of Eaton Vance by Morgan Stanley.
(5)	Represents gains, losses and other investment income earned on investments in sponsored strategies, whether accounted for as consolidated funds, separate accounts or equity investments, as well as the gains and losses recognized on derivatives used to hedge these investments. Stated amounts are net of non-controlling interests where applicable.
(6)	Represents other income and expenses of consolidated CLO entities.
(7)	Represents an impairment loss recognized on the Company’s investment in 49 percent-owned affiliate Hexavest.

						Attachment 3
Components of net income (loss) attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Fiscal Year Ended
				%	%
				Change	Change
				Q4 2020	Q4 2020
	October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
	2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change

Consolidated sponsored funds	$1,040	$26,500	$6,759	(96)%	(85)%	$(10,560)	$20,081	NM %

Majority-owned subsidiaries	948	1,482	2,985	(36)	(68)	5,378	12,760	(58)

Net income (loss) attributable to non-controlling
and other beneficial interests	$1,988	$27,982	$9,744	(93)	(80)	$(5,182)	$32,841	NM

		Attachment 4
Consolidated Balance Sheet
(in thousands, except share figures)

	October 31,	October 31,(1)
	2020	2019
Assets

Cash and cash equivalents	$799,384	$557,668
Management fees and other receivables	249,806	237,864
Investments	783,246	1,060,739
Assets of consolidated CLO entities:
Cash	91,795	48,704
Bank loans and other investments	2,064,133	1,704,270
Other assets	28,044	28,039
Deferred sales commissions	60,655	55,211
Deferred income taxes	33,423	62,661
Equipment and leasehold improvements, net	71,830	72,798
Operating lease right-of-use assets	253,109	-
Intangible assets, net	120,175	75,907
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	129,017	85,087
Total assets	$4,949,298	$4,253,629

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$246,129	$240,722
Accounts payable and accrued expenses	83,991	89,984
Dividend payable	42,988	55,177
Debt	621,348	620,513
Operating lease liabilities	301,419	-
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,616,243	1,617,095
Line of credit	43,625	-
Other liabilities	399,562	51,122
Other liabilities	47,454	108,982
Total liabilities	3,402,759	2,783,595

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	222,854	285,915
Total temporary equity	222,854	285,915

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 464,716 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,196,609 and 113,143,567 shares, respectively	446	442
Additional paid-in capital	176,461	-
Notes receivable from stock option exercises	(7,086)	(8,447)
Accumulated other comprehensive loss	(63,276)	(58,317)
Retained earnings	1,217,138	1,250,439
Total permanent equity	1,323,685	1,184,119
Total liabilities, temporary equity and permanent equity	$4,949,298	$4,253,629

				Attachment 5
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2020	2020	2019	2020	2019
Equity assets – beginning of period(2)	$133,008	$122,273	$128,996	$131,895	$115,772
Sales and other inflows	5,904	6,587	6,833	28,613	24,852
Redemptions/outflows	(7,016)	(8,757)	(4,861)	(30,748)	(20,022)
Net flows	(1,112)	(2,170)	1,972	(2,135)	4,830
Assets acquired(3)	2,163	-	-	2,163	-
Exchanges	(101)	(19)	(9)	(322)	(10)
Market value change	1,216	12,924	936	3,573	11,303
Equity assets – end of period	$135,174	$133,008	$131,895	$135,174	$131,895
Fixed income assets – beginning of period(4)	68,955	61,347	60,968	62,378	54,339
Sales and other inflows	8,546	8,573	5,334	30,103	22,353
Redemptions/outflows	(3,952)	(4,080)	(4,193)	(19,698)	(17,006)
Net flows	4,594	4,493	1,141	10,405	5,347
Assets acquired(3)	104	-	-	104	-
Exchanges	37	51	161	265	627
Market value change	(419)	3,064	108	119	2,065
Fixed income assets – end of period	$73,271	$68,955	$62,378	$73,271	$62,378
Floating-rate income assets – beginning of period	28,569	27,822	38,339	35,103	44,837
Sales and other inflows	1,578	1,495	1,289	6,699	8,706
Redemptions/outflows	(1,458)	(2,068)	(3,890)	(11,668)	(16,988)
Net flows	120	(573)	(2,601)	(4,969)	(8,282)
Exchanges	(22)	4	(67)	(164)	(428)
Market value change	293	1,316	(568)	(1,010)	(1,024)
Floating-rate income assets – end of period	$28,960	$28,569	$35,103	$28,960	$35,103
Alternative assets – beginning of period(5)	7,467	7,226	9,031	8,372	12,139
Sales and other inflows	470	575	405	2,218	2,717
Redemptions/outflows	(560)	(622)	(970)	(2,957)	(6,618)
Net flows	(90)	(47)	(565)	(739)	(3,901)
Exchanges	(1)	(38)	(88)	(53)	(255)
Market value change	48	326	(6)	(156)	389
Alternative assets – end of period	$7,424	$7,467	$8,372	$7,424	$8,372
Parametric custom portfolios assets – beginning of period(6)	175,039	158,696	159,067	164,895	134,345
Sales and other inflows	8,680	9,917	8,358	42,238	36,857
Redemptions/outflows	(7,359)	(10,385)	(5,496)	(36,561)	(21,941)
Net flows	1,321	(468)	2,862	5,677	14,916
Exchanges	86	3	2	94	58
Market value change	(11)	16,808	2,964	5,769	15,576
Parametric custom portfolios assets – end of period	$176,435	$175,039	$164,895	$176,435	$164,895
Parametric overlay services assets – beginning of period	94,350	87,919	86,379	94,789	77,871
Sales and other inflows	21,238	22,638	24,388	94,214	73,376
Redemptions/outflows	(20,879)	(21,143)	(17,400)	(97,715)	(62,363)
Net flows	359	1,495	6,988	(3,501)	11,013
Exchanges	-	-	-	178	-
Market value change	(236)	4,936	1,422	3,007	5,905
Parametric overlay services assets – end of period	$94,473	$94,350	$94,789	$94,473	$94,789
Total assets under management – beginning of period	507,388	465,283	482,780	497,432	439,303
Sales and other inflows	46,416	49,785	46,607	204,085	168,861
Redemptions/outflows	(41,224)	(47,055)	(36,810)	(199,347)	(144,938)
Net flows	5,192	2,730	9,797	4,738	23,923
Assets acquired(3)	2,267	-	-	2,267	-
Exchanges	(1)	1	(1)	(2)	(8)
Market value change	891	39,374	4,856	11,302	34,214
Total assets under management – end of period	$515,737	$507,388	$497,432	$515,737	$497,432

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Represents managed assets gained in the acquisition of the business assets of WaterOak Advisors, LLC (WaterOak) on October 16, 2020.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(5)	Consists of absolute return and commodity mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

				Attachment 6
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2020	2020	2019	2020	2019
Funds – beginning of period	$176,215	$160,404	$173,433	$174,068	$164,968
Sales and other inflows	13,549	12,816	10,020	52,177	44,337
Redemptions/outflows	(9,283)	(10,281)	(9,613)	(46,022)	(43,349)
Net flows	4,266	2,535	407	6,155	988
Assets acquired(2)	237	-	-	237	-
Exchanges	(4)	1	(1)	(6)	(84)
Market value change	706	13,275	229	966	8,196
Funds – end of period	$181,420	$176,215	$174,068	$181,420	$174,068
Institutional separate accounts – beginning of period	163,818	154,755	165,311	173,331	153,996
Sales and other inflows	25,051	26,296	27,342	108,684	85,401
Redemptions/outflows	(25,070)	(28,399)	(21,782)	(120,787)	(78,471)
Net flows	(19)	(2,103)	5,560	(12,103)	6,930
Exchanges	63	-	4	69	86
Market value change	(185)	11,166	2,456	2,380	12,319
Institutional separate accounts – end of period	$163,677	$163,818	$173,331	$163,677	$173,331
Individual separate accounts – beginning of period	167,355	150,124	144,036	150,033	120,339
Sales and other inflows	7,816	10,673	9,245	43,224	39,123
Redemptions/outflows	(6,871)	(8,375)	(5,415)	(32,538)	(23,118)
Net flows	945	2,298	3,830	10,686	16,005
Assets acquired(2)	2,030	-	-	2,030	-
Exchanges	(60)	-	(4)	(65)	(10)
Market value change	370	14,933	2,171	7,956	13,699
Individual separate accounts – end of period	$170,640	$167,355	$150,033	$170,640	$150,033
Total assets under management – beginning of period	507,388	465,283	482,780	497,432	439,303
Sales and other inflows	46,416	49,785	46,607	204,085	168,861
Redemptions/outflows	(41,224)	(47,055)	(36,810)	(199,347)	(144,938)
Net flows	5,192	2,730	9,797	4,738	23,923
Assets acquired(2)	2,267	-	-	2,267	-
Exchanges	(1)	1	(1)	(2)	(8)
Market value change	891	39,374	4,856	11,302	34,214
Total assets under management – end of period	$515,737	$507,388	$497,432	$515,737	$497,432

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Represents managed assets gained in the acquisition of the business assets of WaterOak on October 16, 2020.

				Attachment 7
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2020	2020	Change	2019	Change
Equity(2)	$135,174	$133,008	2%	$131,895	2%
Fixed income(3)	73,271	68,955	6%	62,378	17%
Floating-rate income	28,960	28,569	1%	35,103	-17%
Alternative(4)	7,424	7,467	-1%	8,372	-11%
Parametric custom portfolios(5)	176,435	175,039	1%	164,895	7%
Parametric overlay services	94,473	94,350	0%	94,789	0%
Total	$515,737	$507,388	2%	$497,432	4%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(4)	Consists of absolute return and commodity mandates.
(5)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

				Attachment 8
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2020	2020	Change	2019	Change
Open-end funds	$108,576	$104,948	3%	$105,043	3%
Closed-end funds	23,098	23,214	0%	24,284	-5%
Private funds(2)	49,746	48,053	4%	44,741	11%
Institutional separate accounts	163,677	163,818	0%	173,331	-6%
Individual separate accounts	170,640	167,355	2%	150,033	14%
Total	$515,737	$507,388	2%	$497,432	4%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes privately offered equity, fixed and floating-rate income, and alternative funds and CLO entities.

				Attachment 9
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	October 31,	July 31,	%	October 31,	%
	2020	2020	Change	2019	Change
Eaton Vance Management(3)(4)	$154,394	$147,165	5%	$146,628	5%
Parametric	310,183	310,557	0%	306,907	1%
Atlanta Capital	24,963	24,982	0%	24,100	4%
Calvert(5)	26,197	24,684	6%	19,797	32%
Total	$515,737	$507,388	2%	$497,432	4%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	The Company’s policy for reporting managed assets of investment portfolios overseen by multiple Eaton Vance affiliates is to base the classification on the strategy’s primary identity.
(3)	Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(4)	Includes managed assets gained in the acquisition of the business assets of WaterOak on October 16, 2020.
(5)	Includes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital, and Calvert-sponsored funds managed by unaffiliated third-party advisers under Calvert supervision.

	Attachment 10
	Average Annualized Management Fee Rates by Investment Mandate(1)(2)
	(in basis points on average managed assets)

		Three Months Ended					Fiscal Year Ended
					%	%
					Change	Change
					Q4 2020	Q4 2020
		October 31,	July 31,	October 31,	vs.	vs.	October 31,	October 31,	%
		2020	2020	2019	Q3 2020	Q4 2019	2020	2019	Change
	Equity(3)	56.4	55.7	56.2	1%	0%	56.1	56.9	-1%
	Fixed income(4)	40.4	40.1	41.6	1%	-3%	40.4	41.7	-3%
	Floating-rate income	49.1	49.9	49.3	-2%	0%	49.5	49.7	0%
	Alternative(5)	70.5	64.3	62.7	10%	12%	65.2	61.4	6%
	Parametric custom portfolios(6)	15.5	15.5	14.8	0%	5%	15.2	14.8	3%
	Parametric overlay services	5.1	5.2	4.9	-2%	4%	5.0	5.1	-2%
	Total	30.5	30.3	30.8	1%	-1%	30.3	31.6	-4%

(1)	Excludes performance-based fees, which were $1.5 million in the three months ended October 31, 2020, $0.9 million in the three months ended July 31, 2020, $0.1 million in the three months ended October 31, 2019, $5.1 million in the fiscal year ended October 31, 2020 and $1.7 million in the fiscal year ended October 31, 2019.
(2)	Excludes management fees earned on consolidated investment entities that are eliminated in consolidation, which were $1.4 million in the three months ended October 31, 2020, $1.2 million in the three months ended July 31, 2020, $1.9 million in the three months ended October 31, 2019, $5.8 million in the fiscal year ended October 31, 2020 and $5.5 million in the fiscal year ended October 31, 2019. The managed assets and flows of consolidated investment entities are reflected in our consolidated totals.
(3)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(5)	Consists of absolute return and commodity mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

Attachment 11
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Fiscal Year Ended
	October 31,	July 31,	October 31,	October 31,	October 31,
	2020	2020	2019	2020	2019
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$93	$70	$170	$152	$159
Sales and other inflows	1	31	1	39	48
Redemptions/outflows	(37)	(17)	(24)	(122)	(69)
Net flows	(36)	14	(23)	(83)	(21)
Market value change	(1)	9	5	(13)	14
Eaton Vance sponsored funds – end of period	$56	$93	$152	$56	$152
Eaton Vance distributed separate accounts –
beginning of period(2)	$584	$1,001	$1,745	$1,563	$2,169
Sales and other inflows	-	19	2	49	105
Redemptions/outflows	(94)	(519)	(226)	(973)	(859)
Net flows	(94)	(500)	(224)	(924)	(754)
Market value change	(11)	83	42	(160)	148
Eaton Vance distributed separate accounts – end of period	$479	$584	$1,563	$479	$1,563
Total Eaton Vance distributed – beginning of period	$677	$1,071	$1,915	$1,715	$2,328
Sales and other inflows	1	50	3	88	153
Redemptions/outflows	(131)	(536)	(250)	(1,095)	(928)
Net flows	(130)	(486)	(247)	(1,007)	(775)
Market value change	(12)	92	47	(173)	162
Total Eaton Vance distributed – end of period	$535	$677	$1,715	$535	$1,715
Hexavest directly distributed – beginning of period(3)	$6,129	$7,559	$11,474	$11,640	$11,467
Sales and other inflows	23	30	140	453	1,769
Redemptions/outflows	(751)	(2,253)	(321)	(5,678)	(2,574)
Net flows	(728)	(2,223)	(181)	(5,225)	(805)
Market value change	(90)	793	347	(1,104)	978
Hexavest directly distributed – end of period	$5,311	$6,129	$11,640	$5,311	$11,640
Total Hexavest managed assets – beginning of period	$6,806	$8,630	$13,389	$13,355	$13,795
Sales and other inflows	24	80	143	541	1,922
Redemptions/outflows	(882)	(2,789)	(571)	(6,773)	(3,502)
Net flows	(858)	(2,709)	(428)	(6,232)	(1,580)
Market value change	(102)	885	394	(1,277)	1,140
Total Hexavest managed assets – end of period	$5,846	$6,806	$13,355	$5,846	$13,355

(1)	Managed assets and flows of Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.